Exhibit 99.1

NAFH National Bank

(Subsidiary of North American Financial Holdings, Inc.)

Statement of Assets Acquired and Liabilities

Assumed of First National Bank of the South

as of July 16, 2010

Report of Independent Registered Certified Public Accounting Firm

To the Board of Directors and Shareholders of

North American Financial Holdings, Inc.

In our opinion, the accompanying statement of assets acquired and liabilities assumed of NAFH National Bank (subsidiary of North American Financial Holdings, Inc.) presents fairly, in all material respects, the assets acquired and liabilities assumed by NAFH National Bank of First National Bank of the South as of July 16, 2010 in conformity with accounting principles generally accepted in the United States of America. This statement of assets acquired and liabilities assumed is the responsibility of the Company’s management; our responsibility is to express an opinion on this statement of assets acquired and liabilities assumed based on our audit. We conducted our audit of the statement in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of assets acquired and liabilities assumed, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

June 23, 2011

Ft. Lauderdale, Florida

NAFH National Bank (Subsidiary of North American Financial Holdings, Inc.)

Statement of Assets Acquired and Liabilities Assumed of First National Bank of the South

as of July 16, 2010

(dollars in thousands)

Assets Acquired
Cash and due from banks	$64,728
Investment securities available for sale	40,564

Loans	389,603

Other real estate owned	20,832
Indemnification asset	71,386
Goodwill	6,616
Intangible assets, net	2,214
Accrued interest receivable and other assets	6,315

Total assets acquired	$602,258

Liabilities Assumed
Deposits
Noninterest-bearing demand	$38,718
Interest-bearing	409,614

Total deposits	448,332

Borrowings	57,579
Accrued interest payable and other liabilities	1,868

Total liabilities assumed	$507,779

Net assets acquired	$94,479

The accompanying notes are an integral part of these financial statements.

NAFH National Bank (Subsidiary of North American Financial Holdings, Inc.)

Statement of Assets Acquired and Liabilities Assumed of First National Bank of the South

as of July 16, 2010

(dollars in thousands)

1.	Summary of Significant Accounting Policies

North American Financial Holdings, Inc. (“NAFH” or the “Company”) is a bank holding company incorporated in Delaware and headquartered in Florida whose business is conducted primarily through our subsidiary, NAFH National Bank (“NAFH NB”).

On July 16, 2010, NAFH NB acquired the operations and certain assets and liabilities from the Federal Deposit Insurance Corporation (“FDIC”) as receiver of the former First National Bank of the South (“FNB”).

The accounting and reporting policies conform to accounting principles generally accepted in the United States of America. The following is a summary of the more significant of these policies.

Use of Estimates and Assumptions

To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ. Material estimates that are particularly susceptible to significant change include the determination of fair value and goodwill and intangible assets. Changes in assumptions or in market conditions could significantly affect the fair value estimates. The measurement of assets acquired and liabilities assumed at their estimated fair values represent material estimates which are subject to change during the measurement period.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and items with an original maturity of three months or less, including amounts due from banks, federal funds sold, and interest-bearing deposits at the Federal Home Loan Bank of Atlanta and the Federal Reserve Bank of Atlanta.

Investment Securities

Investment securities were acquired at their fair values. Investments which may be sold prior to maturity are classified as available for sale and are reported at fair value. Investment securities where the Company has both the intent and ability to hold to maturity are classified as held to maturity and reported at amortized cost. Other securities such as Federal Home Loan Bank stock are carried at cost and are included in other assets on the statement of assets acquired and liabilities assumed.

Accounting for Acquired Loans

NAFH NB accounts for its acquisitions using the acquisition method of accounting. All identifiable assets acquired, including loans, are recorded at fair value. No allowance for loan losses related to the acquired loans is recorded on the acquisition date as the fair value of the loans acquired incorporates assumptions regarding credit risk. Loans acquired are recorded at fair value, exclusive of the shared-loss agreements with the FDIC. The fair value estimates associated with the loans include estimates related to expected prepayments and the amount and timing of undiscounted expected principal, interest and other cash flows.

Loans acquired in a transfer, including business combinations, where there is evidence of credit deterioration since origination and it is probable at the date of acquisition that NAFH NB will not collect all contractually required principal and interest payments, are accounted for under accounting guidance for purchased credit-impaired (“PCI”) loans. NAFH NB has generally aggregated the purchased loans into pools of loans with common risk characteristics. Refer to note 4 for further discussion of risk characteristics.

FDIC Indemnification Asset

As part of a purchase and assumption agreement with the FDIC, NAFH NB has entered into loss share agreements in which the FDIC will reimburse NAFH NB for certain amounts related to certain acquired

NAFH National Bank (Subsidiary of North American Financial Holdings, Inc.)

Statement of Assets Acquired and Liabilities Assumed of First National Bank of the South

as of July 16, 2010

(dollars in thousands)

loans and other real estate owned should NAFH NB experience a loss, as a result, an indemnification asset has been recorded at fair value at the acquisition date. The indemnification asset is recognized at the same time as the indemnified loans and other assets, and measured on the same basis, subject to collectability or contractual limitations. The indemnification asset on the acquisition date reflects the present value of future cash flows expected to be received from the FDIC, using an appropriate discount rate, which reflects counterparty credit risk. Loss assumptions used in the basis of the indemnified loans are consistent with the loss assumptions used to measure the indemnification asset.

Foreclosed Assets

Assets acquired through, or in lieu of, loan foreclosure or repossession are generally held for sale and are recorded at lesser of their recorded investment or fair value less costs to sell when acquired.

Goodwill

Goodwill represents the future economic benefits arising from other assets acquired that are not individually identified and separately recognized. The amount of goodwill recognized in a business combination results from the excess of the purchase consideration paid over the fair value of net assets acquired and specifically identified.

Intangible Assets

Intangible assets include a core deposit base premium arising from the acquisition and was measured at fair value.

Loan Commitments and Related Financial Instruments

Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Deferred Income Taxes

Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax basis of the various balance sheet assets and liabilities.

Fair Value of Financial Instruments

Fair values of financial instruments are estimated using relevant market information and other assumptions. Fair value estimates include uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect these estimates.

2.	FDIC-Assisted Purchase and Assumption of Assets and Liabilities of First National Bank of the South

NAFH NB entered into a purchase and assumption agreement to acquire certain assets and assume certain liabilities of FNB from the FDIC as receiver on July 16, 2010 (the “Transaction Date”). As part of this agreement, the FDIC also granted NAFH NB an option to purchase at appraised value the premises, furniture, fixtures, and equipment of the acquired institution and assume the leases associated with these offices. NAFH NB acquired certain assets, assumed all of the deposits, and assumed certain other liabilities from the FDIC in a whole-bank acquisition for consideration paid of $94,479.

NAFH National Bank (Subsidiary of North American Financial Holdings, Inc.)

Statement of Assets Acquired and Liabilities Assumed of First National Bank of the South

as of July 16, 2010

(dollars in thousands)

The acquisition was accounted for under the purchase method of accounting. Both the purchased assets and liabilities assumed were recorded at their respective acquisition date fair values. Identifiable intangible assets, including goodwill, core deposit intangible assets and mortgage servicing rights, were recorded at fair value. As the fair value of consideration paid in the FNB acquisition exceeded the estimated fair value of net assets acquired, goodwill of $6,616 was recorded.

As part of the purchase and assumption agreement, certain loans and other real estate owned acquired in this acquisition are covered by loss share agreements between NAFH NB and the FDIC which afford NAFH NB significant protection against future losses. Under the agreements, the FDIC will cover 80% of losses on the disposition of loans and other real estate owned up to certain thresholds. The term for loss sharing on single-family residential real estate loans is ten years, while the term for loss sharing on nonresidential loans is five years and NAFH NB reimbursement to the FDIC for a total of eight years for recoveries. The reimbursable losses from the FDIC are based on the book value of the relevant loans as determined by the FDIC at the date of the transaction. New loans made after that date are not covered by the provisions of the loss share agreements. As part of the acquisition, NAFH NB has recorded an indemnification asset that represents the estimated fair value of the FDIC’s portion of the losses that are expected to be incurred and reimbursed. The value of the indemnification asset at the acquisition date is $71,386 (loss threshold is $123,000 and 80% of the loss threshold is $98,400).

The estimated fair values of assets acquired and liabilities assumed are based on the information that was available as of the Transaction Date and NAFH NB believes that information provides a reasonable basis for estimating the fair values. However, NAFH NB may obtain additional information and evidence during the measurement period that may impact the estimated fair value amounts. NAFH NB expects to finalize the valuation and complete the purchase price allocation as soon as practicable.

3.	Investment Securities

As of the acquisition date, the acquired security portfolio consisted of 20 security positions which were recorded at their estimated fair values. The amortized cost and estimated fair value of investment securities at the acquisition date are presented below:

Available for Sale	Estimated Fair Value
States and political subdivisions—tax exempt	$2,798
States and political subdivisions—taxable	7,239
Mortgage-backed securities—residential	30,527

$40,564

The estimated fair value of investment securities available for sale at the acquisition date, by contractual maturity, are shown as follows. Expected maturities may differ from contractual maturities because borrowers may have the right to call or repay obligations without call or prepayment penalties. Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately.

Available for Sale
Due in one year or less	$—
Due after one year through five years	—
Due after five years through ten years	1,427
Due after ten years	8,610
Mortgage-backed securities	30,527

$40,564

At the acquisition date, no securities were subject to call during 2011.

NAFH National Bank (Subsidiary of North American Financial Holdings, Inc.)

Statement of Assets Acquired and Liabilities Assumed of First National Bank of the South

as of July 16, 2010

(dollars in thousands)

4.	Loans

The composition of loans acquired at July 16, 2010 is as follows:

Fair Value
Covered acquired loans:
Commercial real estate	$241,247
Residential	77,391
Commercial and agricultural loans	19,738
Home equity loans	47,160
Other consumer loans	5

Total covered loans	385,541

Non-covered acquired loans—consumer loans	4,062

Total acquired loans	$389,603

Covered loans represent loans acquired from the FDIC subject to the loss sharing agreements. Loans are further broken out into (i) loans acquired with evidence of credit impairment, which we call purchased credit impaired, and (ii) non PCI loans.

Loans acquired are recorded at fair value in accordance with the fair value, exclusive of the shared-loss agreements with the FDIC. The fair value estimates associated with the loans include estimates related to expected prepayments and the amount and timing of undiscounted expected principal, interest and other cash flows. At the time of acquisition, NAFH NB accounted for the impaired purchased loans by segregating each portfolio into loan pools with similar risk characteristics, which included:

•	Whether the loan was performing according to contractual terms at the time of acquisition;

•	The loan type based on regulatory reporting guidelines, namely whether the loan was a mortgage, consumer, or commercial loan; and

•	The nature of collateral.

From these pools, NAFH NB used certain loan information, including outstanding principal balance, estimated expected losses, weighted average maturity, weighted average term to re-price (if a variable rate loan), weighted average margin, and weighted average interest rate to estimate the expected cash flow for each loan pool.

Purchased credit-impaired loans for which it was probable at acquisition that all contractually required payments would not be collected are as follows:

Cash flows expected to be collected at acquisition	$361,162
Accretable yield	(19,894)

Fair value of acquired loans at acquisition	$341,268

The accretable yield represents the excess of estimated cash flows expected to be collected over the initial recorded investment in the PCI loans, which is their fair value at the time of acquisition by NAFH NB. The accretable yield is accreted into interest income over the estimated life of the PCI loans using the level yield method. The accretable yield will change due to changes in:

•	The estimate of the remaining life of PCI loans which may change the amount of future interest income, and possibly principal, expected to be collected;

NAFH National Bank (Subsidiary of North American Financial Holdings, Inc.)

Statement of Assets Acquired and Liabilities Assumed of First National Bank of the South

as of July 16, 2010

(dollars in thousands)

•	The estimate of the amount of contractually required principal and interest payments over the estimated life that will not be collected (the nonaccretable difference); and

•	Indices for PCI loans with variable rates of interest.

For PCI loans, the impact of loan modifications is included in the evaluation of expected cash flows for subsequent decreases or increases of cash flows. For variable rate PCI loans, expected future cash flows will be recalculated as the rates adjust over the lives of the loans. At acquisition, the expected future cash flows were based on the variable rates that were in effect at that time.

The total fair value of non-PCI loans acquired at July 16,2010 was $48,335.

5.	Operating Leases

NAFH NB is obligated under operating leases assumed for office and banking premises which expire in periods varying from one to twenty-two years. Future minimum lease payments, before considering renewal options that generally are present, are as follows at July 16, 2010:

Years Ending December 31,
2010 (Period from July 16, 2010 through December 31, 2010)	$541
2011	1,147
2012	1,007
2013	994
2014	994
Thereafter	14,585

$19,268

6.	Goodwill and Intangible Assets

The acquisition of FNB resulted in tax deductible goodwill of $6,616.

Tax deductible intangible assets acquired consist of the following:

Gross Carrying Amount
Core deposit intangible due to acquisition of FNB	$2,100
Mortgage servicing right due to acquisition of FNB	114

Balance, July 16, 2010	$2,214

The identified intangible assets are amortized as noninterest expense over their estimated lives.

Estimated amortization expense for each of the next five years is as follows:

Years ending December 31,
2010 (Period from July 16, 2010 through December 31, 2010)	$254
2011	554
2012	554
2013	554
2014	298

$2,214

NAFH National Bank (Subsidiary of North American Financial Holdings, Inc.)

Statement of Assets Acquired and Liabilities Assumed of First National Bank of the South

as of July 16, 2010

(dollars in thousands)

7.	Time Deposits

Time deposits of $100 or more were $153,148 at the acquisition date.

At July 16, 2010, the scheduled maturities of time deposits are as follows:

Years Ending December 31,
2010 (Period from July 16, 2010 through December 31, 2010)	$136,988
2011	136,254
2012	30,097
2013	18,444
2014	228
2015 and beyond	559

$322,570

8.	Short-Term Borrowings and Federal Home Loan Bank Advances

Short-term borrowings include federal funds purchased, securities sold under agreements to repurchase, advances from the Federal Home Loan Bank, and a Treasury, tax and loan note option.

NAFH NB also acquired securities sold under agreements to repurchase with commercial account holders whereby NAFH NB sweeps the customer’s accounts on a daily basis and pays interest on these amounts. These agreements are collateralized by investment securities chosen by NAFH NB.

Through the acquisition of FNB, NAFH NB assumed FHLB advances outstanding with a face value of $51,776 and a fair value of $54,655. The advances consist of the following:

Fair Value	Contractual Outstanding Amount	Maturity Date	Repricing Frequency	Rate at July 16, 2010
NAFH Bank
$ 4,059	$4,052	August 2010	Fixed	3.36%
5,203	5,000	June 2011(a)	Fixed	4.95%
1,969	1,944	September 2011	Fixed	2.99%
2,119	2,083	September 2011	Fixed	3.58%
583	572	October 2011	Fixed	3.91%
646	625	April 2012	Fixed	4.70%
5,353	5,000	May 2012(a)	Fixed	4.59%
7,736	7,500	March 2013	Fixed	2.29%
5,185	5,000	May 2013(a)	Fixed	2.27%
5,600	5,000	May 2014(a)	Fixed	4.60%
5,786	5,000	June 2017(a)	Fixed	4.58%
5,210	5,000	July 2018(a)	Fixed	2.14%
5,206	5,000	July 2018(a)	Fixed	2.12%

$54,655	$51,776

(a)	These advances have quarterly conversion dates. If the FHLB chooses to convert the advance, NAFH NB has the option of prepaying the entire balance without penalty. Otherwise, the advance will convert to an adjustable rate, repricing on a quarterly basis. If the FHLB does not convert the advance, it will remain at the contracted fixed rate until the maturity date.